EXHIBIT 6.8



           EDUVERSE ACCELERATED LEARNING SYSTEMS (CANADA), INC.

                   CONFIDENTIALITY AND NON-COMPETITION AGREEMENT

THIS AGREEMENT is dated for reference the 3rd day of May 1999.

BETWEEN

     EDUVERSE Accelerated Learning Systems (Canada), Inc., a company incorporated under the laws of the Province of British Columbia and having an office at 2nd Floor, 1235 West Pender Street, Vancouver, British Columbia, V6E 2V6.

     (hereinafter referred to as the "Company")

AND

     --------------- having an address for notice at -----------------
     ------------------------------.

     (hereinafter referred to as the "Employee")

WHEREAS:

A. The Company is principally engaged in the business of researching, developing
and  marketing   multimedia   educational   software  products  (the  "Company's
Business);

B. The Employee has been hired by the Company to work in the Company's Business;

C. The Employee and the Company wish to incorporate all of the terms of this Agreement into the contract of employment between them;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the Company agreeing to employ the Employee and the Employee agreeing to work for the Company, the parties agree as follows:

1. Trade Secrets. The Employee understands that in the performance of his/her job duties with the Company, he/she will be exposed to the Trade Secrets of the Company. The term "Trade Secrets" means technical information or material that is commercially valuable to the Company and not generally known in the industry. This includes, without limiting the generality of the foregoing, the following:

     (a) any and all versions of the Company's proprietary computer software (including source code and object code), hardware, firm-ware and documentation;

     (b) technical information concerning the Company's products, processes and services, including product and process data and specifications, diagrams, flow charts drawings, test results, know-how, inventions, research projects and product development; and

          product and process data and specifications, diagrams, flow charts drawings, test results, know-how, inventions, research projects and product development; and





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     (c)  any and all  versions  of  proprietary  software  which the Company is entitled to use in the Company's Business.

2. Confidential Information. The Employee understands that in the performance of his/her job duties with the Company, he/she will be exposed to Confidential Information of the Company. The term "Confidential
     Information" means non-technical information or material that is commercially valuable to the Company and not generally known in the industry. This includes, without limiting the generality of the foregoing, the following;

     (a) information concerning the Company's Business, including cost information, profits, sales information, accounting and unpublished financial information, business plans, markets and marketing methods, customer lists and customer information, purchasing techniques, supplier lists and supplier information, and advertising strategies;

     (b)  information  concerning  the  Company's  employees,   including  their
          salaries, strengths, weaknesses and skills;

     (c)  information   submitted  by  the   Company's   customers,   suppliers,
          employees, consultants or co-venturers with the Company for study, evaluation or use;

     (d) any other information not generally known to the public which, if misused or disclosed, could reasonably be expected to adversely affect the Company's business.

3. Nondisclosure of Trade Secrets. The Employee will keep the Company's Trade Secrets, whether or not prepared or developed by the Employee, in the strictest confidence. He/she will not use or disclose such Trade Secrets to others without the Company's prior written consent. The Company may for any reason withhold its consent to disclosure of Trade Secrets by the Employee.

4. Nondisclosure of Confidential Information. The Employee will keep the Company's Confidential Information, whether or not prepared or developed by the Employee, in the strictest confidence. He/she will not use or disclose such Confidential Information to others without the Company's prior written consent. The Company may for any reason withhold its consent to disclosure of Confidential Information by the Employee.

5. Confidential Information of Others. The Employee will not disclose to the Company, use in the Company's Business, or cause the Company to use, any information or material that is confidential information or a trade secret of others.

6. Return of Materials. When the Employee's employment with the Company ends, for whatever reason, he/she will promptly deliver to the Company all originals and copies of all documents, records, computer hardware, computer software programs, media and other materials containing any of the Company's Trade Secrets or Confidential Information. He/she will also return to the Company all equipment, files, software programs, letterhead & business cards and other personal property belonging to the Company.

8. Confidential Information Confidentiality Obligation Survives Employment. The Employee understands and agrees that his/her obligation to maintain the confidentiality and security of the Company's Confidential Information will remain binding upon him/her even after his/her employment with the Company ends and continues for so long as such material remains Confidential Information.





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9.   Disclosure of  Developments.  While the Employee is employed by the Company he/she will promptly inform the Company of the full details of all his/her inventions, discoveries, improvements, innovations, ideas, products and processes (collectively called "Developments"), whether or not patentable, copyrightable, or otherwise protectable, that he/she conceives, completes, or reduces to practice, (whether jointly or with others), in the course of his/her employment and which:

     (a) relate to the Company's Business as presently carried on or as carried on in the future or which relate to the Company's or prospective business, or actual or demonstrably anticipated research and development of the Company;

     (b) result from any work he/she does using any equipment, facilities, materials, Trade Secrets, Confidential Information or personnel of the Company; or

     (c) result from or are suggested by any work that he/she may do for the Company.

10. Assignment of Rights. The Employee acknowledges and agrees that the Company or the Company's designee retains all rights, titles and interests in the Developments which arise during the course of his/her employment with the Company. Accordingly, the Employee hereby assigns and relinquishes to the Company or the Company's designee, any and all right, title and interest in all:

     (a)  patent rights,

     (b)  copyrights,

     (c)  trade secret rights, and

     (d)  work rights,

     (collectively   called   "Rights")   which   arise  with   respect  to  the
     Developments.

11. Execution of Documents. The Employee agrees to promptly execute written assignments of specific Rights and such other documents as are properly required to enable the Company to obtain, maintain, and enforce patents, copyrights, and work right registrations relating to the Developments, when so requested by the Company from time to time. In the event the Company is unable, after reasonable effort, to secure the Employee's signature on any such document, whether because of any physical or mental incapacity or for any other reason whatsoever, the Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his/her agent and attorney-in-fact to act for and in his/her behalf and stead to execute and file any patent, copyright and work right application relating to the Developments and to do all other lawfully permitted acts to further the prosecution, issuance, maintenance and enforcement of letters, patent, copyright, and work right thereon with the same legal force and effect as if executed by the Employee.

12. Conflict of Interest. During the Employee's employment by the Company, he/she will not engage in any business activity competitive with the Company's Business as presently carried on or as carried on in the future nor will he/she engage in any other activities that conflict with the best interests of the Company or which interfere with the effective performance of




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     his/her  employment  duties,  save and except as expressly  consented to in writing by the Company.

13. Post-employment Non-competition Agreement. The Employee understands that during his/her employment by the Company he/she may become familiar with the Confidential Information and Trade Secrets of the Company. Therefore, it is possible that he/she could gravely harm the Company if he/she worked for a competitor. Accordingly, he/she agrees for 6 months following the end of his/her employment with the Company not to engage in, or contribute his/her knowledge to any work that is competitive or functionally similar to any Developments or to a service or product on which he/she worked while with the Company at any time during the 12 months immediately before his/her employment with the Company ended. The Employee further agrees that during the 6 months following the end of his/her employment with the Company he/she will not compete with the Company's Business, directly or indirectly (it being understood that competition includes the design, development, production, promotion or sale of products or services competitive with those marketed, developed or supported in the Company's Business) and that he/she will not divert or attempt to divert from the Company any business the Company enjoyed or solicited from their customers during the 12 months prior to the termination of his/her employment. For the purposes of this section, the post-employment restrictions on the Employee shall apply in all regions of the world (collectively called "Market Territories").

     The Employee acknowledges and agrees that the hardware and software developed by the Company is, or is intended to be, distributed to customers throughout the Market Territories. Accordingly, he/she agrees that these restrictions on his/her post-employment activities shall apply throughout the Market Territories. The Employee further agrees that the time and territories restrictions set out herein are fair and reasonable for the protection of the Company's interests and hereby waives his/her right to use as a defense to any action brought against him/her hereunder that the time and territorial restrictions are unreasonable in scope or length. In the event that a court of competent jurisdiction finds any subsection or subsections dealing with the territorial restriction of this section to be unenforceable, then that subsection or subsections as the case may be, shall be severed from this Agreement and the remaining subsections shall remain in effect.

14. Noninterference with the Company Employees. While employed by the Company and for 6 months afterwards, the Employee agrees that he/she will not induce, or attempt to induce, any Company employee to quit the Company's employ or recruit or hire away any Company employee.

15. Enforcement. The Employee acknowledges and agrees that in the event of a breach or threatened breach of this Agreement, money damages would be an inadequate remedy and extremely difficult to measure. The Employee therefore agrees that the Company shall be entitled to an injunction to restrain the Employee for such breach or threatened breach. In addition, any breach or threatened breach of this Agreement will result in the Company taking disciplinary action against the Employee up to and including termination of employment. Nothing in this Agreement shall be construed as preventing the Company from pursuing any remedy at law or in equity for any breach or threatened breach.

16. Effective Date. It was understood and agreed between the Company and the Employee when the Employee commenced his/her employment with the Company that an agreement substantially similar to this Agreement was a condition of employment. The Employee and Company hereby incorporate all of the terms of this Agreement into the contract of




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     employment  between them and further agree that the terms of this Agreement are incorporated effective as of the entering into of the said contract of employment by the Employee and Company.

17. Notices. Except as otherwise expressly provided berein, any and all notices or demands which must or may be given hereunder or under any other instrument contemplated hereby shall be given by delivery in person or by regular mail or by facsimile transmission to the parties' respective address set out on the first page of this Agreement. All such communications, notices or presentations and demands provided for herein shall be deemed to have been delivered when actually delivered in person to the respective party, or if mailed, then on the date it would be delivered in the ordinary course of mail, or if sent by facsimile transmission, on the date of receipt of confirmation that the transmission has been received. Any party may change its address hereunder on twenty days notice to the other party in compliance with this section.

18. Severability. If any provision of this Agreement is wholly or partially unenforceable for any reason, such unenforceable provision shall be severed from the whole thereby preserving the enforceability to the balance of this Agreement, and all provisions of this Agreement shall, if alternative interpretations are applicable, be construed so as to preserve the enforceability thereof.

19. General. Time will be of the essence hereof. The Employee acknowledges and declares that he/she has been provided with sufficient time and opportunity to consider all factors relating to this Agreement, has retained and consulted independent counsel to advise him/her, or in the alternative has elected to waive his/her right to retain and consult independent counsel he/she further acknowledges and declares that he/she has read and understands the terms of this Agreement and has signed it voluntarily with full awareness of its consequences. This Agreement may not be assigned by the Employee without the express written consent of the Company. Wherever the singular, masculine, or neuter is used in this Agreement, the same shall be construed as meaning the plural or feminine, and visa versa, where the context or the parties so require. The headings used herein are for convenience of reference only and shall not affect the interpretation of this Agreement. Facsimile or photostatic copies of signatures are acceptable and are of the same force and effect as original signatures for all intents and purposes The waiver by either party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. The provisions of this Agreement shall survive any termination of the contract of employment, which embodies this Agreement. This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together shall constitute but one and the same instrument. The preambles or recitals hereto are hereby incorporated herein and form an integral part of this Agreement. This Agreement: shall enure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

IN WITNESS WHEREOF the parties hereto have duly executed this agreement under seal as of the date first above written.




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EDUVERSE ACCELERATED LEARNING              |
SYSTEMS (CANADA), INC.                     |
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(Authorized Signature)                     |
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SIGNED, SEALED and DELIVERED by            |
the Employee in the presence of:           |
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Signature                                  |        Signature of Employee
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Name                                       |
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-------------------------------------      |             Date Signed
Address                                    |
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Occupation                                 |
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